Exhibit 99.1

Sow Good Reports Strong Fourth Quarter and Full Year 2023 Results

- Q4 Revenue Increased 89% Sequentially to a Record $9.5 Million, Driven by Ongoing Customer Demand Strength -

- Revenue for the Full Year 2023 Increased to $16.1 Million Compared to $428.1k in 2022 -

IRVING, TEXAS, March 22, 2024 – Sow Good Inc. (OTCQB: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze dried candy and treat industry, is reporting financial and operating results for the fourth quarter and full year ended December 31, 2023.

“Our strong 2023 results reflect our swift momentum and progress as a first mover in the freeze dried candy space,” said Claudia Goldfarb, CEO of Sow Good. “We achieved fourth quarter revenue of $9.5 million, marking a new quarterly record and an 89% sequential increase relative to the third quarter of 2023. Customer demand for our products has continued to accelerate, and our SKUs have consistently outperformed our retailers’ sales forecasts as we advance our B2B strategy. Having successfully pioneered this new candy and treats category in 2023, we aim to maintain and enhance our market leadership position in the year ahead.

“With demand surpassing our current production capacity, we are focused on rapidly expanding our manufacturing footprint. We are in the early stages of ramping our co-manufacturing partnerships in China and Colombia, having now completed successful initial shipments from both regions. In-house, our fourth freeze drier is now completed and operational, and construction on our fifth and sixth freeze driers remains ongoing. We are also evaluating additional international possibilities with respect to manufacturing facilities. We expect our progress on these fronts to further increase production and facilitate our strong commercial momentum.

“Expanding our production capacity enables us to diversify both our SKU portfolio and our customer base. After pausing new customer onboarding between the third quarter of 2023 and the middle of the first quarter of 2024, we have now increased our SKUs and store counts for key partners such as Five Below, Target, Circle K, and Cracker Barrel. We have broadly maintained a strong pipeline of both additional expansions with current partners and new partnership launches. Further, we continue to launch SKUs with new flavors, textures, and sizes, broadening the innovation and consumer appeal of our products. Our work to grow the depth and breadth of our novel product offerings remains a core competitive advantage.

“Over the past year, we have laid a robust foundation to strengthen the Sow Good brand and capitalize on the ramping demand for freeze dried treats. Thus far in the first quarter of 2024, we have focused on growing and scaling our production infrastructure to support further growth opportunities throughout the year. As we move further into this year, our focus remains on accelerating our production capacity to expand our retail partnerships and product portfolio. I am proud of our significant success to date, and we look forward to building upon these early chapters of the Sow Good story.”

Fourth Quarter 2023 Highlights vs. Same Year-Ago Quarter

•

Revenue in the fourth quarter of 2023 increased significantly to $9.5 million compared to $47.1 thousand in the fourth quarter of 2022. The increase was driven to the Company’s pivot to selling freeze dried candy in the first quarter of 2023 and the growing market for freeze dried candy. The increase also reflects the benefits of the Company’s expanded production capacity after the addition of two new freeze driers in the second quarter of 2023 and the first of its co-manufacturing arrangements coming online.

•

Gross profit in the fourth quarter of 2023 increased significantly to $3.4 million compared to $2.1 thousand in the previous year’s quarter. Gross margin increased to 35% compared to 4% in the prior year period. The increased gross margin was attributable to the higher margin profile of the Company’s candy products relative to the original food product lines sold in the year-ago quarter, which have since been discontinued.

Exhibit 99.1

•

Operating expenses in the fourth quarter of 2023 were $1.6 million compared to $6.4 million in the fourth quarter of 2022. Operating expenses in the prior year period include a $4.9 million goodwill impairment charge related to the Company’s 2020 acquisition of S-FDF, LLC.

•

GAAP net income for the quarter was $1.3 million compared to a net loss of $6.8 million in the previous year’s quarter. The improvement reflects the higher level of gross profit generated during the quarter. GAAP net loss in the fourth quarter of 2022 includes the aforementioned $4.9 million goodwill impairment charge.

•	Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) improved to $2.3 million compared to $(1.0) million in the fourth quarter of 2022.

•

Cash and cash equivalents were $2.4 million at December 31, 2023, compared to $0.3 million at December 31, 2022. The Company received $2.8 million in proceeds from the equity private placement completed on November 21, 2023.

Full Year 2023 Highlights vs. 2022

•

Revenue for the year ended December 31, 2023 increased significantly to $16.1 million compared to $428.1 thousand in 2022. The increase primarily reflects the Company’s transition to selling freeze dried candy in the first quarter of 2023, the growing market for freeze dried candy and its expanded production capacity after adding two new freeze driers in the second quarter of 2023 and activating the first of its co-manufacturing agreements in the fourth quarter of 2023.

•

Gross profit for the year ended December 31, 2023 increased significantly to $4.9 million compared to $119.8 thousand in 2022. Gross margin was 30% compared to 28% in 2022. The increased gross margin was attributable to the higher margin profile of the Company’s candy products relative to the original food product lines sold in the prior year, which have since been discontinued.

•

Operating expenses for the year ended December 31, 2023 were $6.1 million compared to $11.0 million in 2022. Operating expenses in 2022 include the impact of the aforementioned $4.9 million goodwill impairment charge recorded in the fourth quarter of 2022.

•

Net loss for the year ended December 31, 2023 improved significantly to $3.1 million compared to a net loss of $12.1 million in 2022. The improvement reflects the increased gross profit generated during the year, which was partially offset by higher interest expenses. Net loss in 2022 includes the aforementioned $4.9 million goodwill impairment charge recorded in the fourth quarter of 2022.

•	Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) for the year ended December 31, 2023 was $1.5 million compared to $(4.6) million in 2022.

For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, Net loss, please see the tables below.

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2023.

Date: Friday, March 22, 2024

Time: 10:00 a.m. Eastern time

Registration Link: https://register.vevent.com/register/BIb132eed678a14935909652ea08a60f5d

Exhibit 99.1

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at Sowginc.com.

About Sow Good Inc.

Sow Good Inc. (OTCQB: SOWG) is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards. To purchase Sow Good online or learn more, visit www.thisissowgood.com (http://www.thisissowgood.com/) and follow @thisissowgood on TikTok, Instagram, YouTube, and Facebook.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this prospectus as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net loss before depreciation, interest expense, net and income tax benefit, adjusted to eliminate non-cash intangible asset impairment, goodwill impairment, inventory write-down and stock-based compensation. The most directly comparable GAAP measure is net loss. Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

Exhibit 99.1

There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Exhibit 99.1

Sow Good Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$2,410,037	$276,464
Accounts receivable, net	2,578,259	191,022
Inventory	4,123,246	1,874,949
Prepaid inventory	563,131	97,930
Prepaid expenses	563,164	137,692
Total current assets	10,237,837	2,578,057

Property and equipment:
Construction in progress	1,522,465	2,487,673
Property and equipment	6,287,422	3,055,579
Less accumulated depreciation	(967,602)	(508,257)
Total property and equipment, net	6,842,285	5,034,995

Security deposit	346,616	24,000
Right-of-use asset	4,061,820	1,261,525

Total assets	$21,488,558	$8,898,577

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$853,535	$392,691
Accrued interest	860,693	226,575
Accrued expenses	648,947	218,368
Current portion of operating lease liabilities	550,941	52,543
Current maturities of notes payable, related parties, net of $431,854 and $0 of debt discounts at December 31, 2023 and 2022, respectively	2,543,146	-
Current maturities of notes payable, net of $86,062 and $0 of debt discounts at December 31, 2023 and 2022, respectively	313,938	-
Total current liabilities	5,771,200	890,177

Operating lease liabilities	3,671,729	1,301,355
Notes payable, related parties, net of $1,448,858 and $2,692,757 of debt discounts at December 31, 2023 and 2022, respectively	4,171,142	3,502,243
Notes payable, net of $135,962 and 336,082 of debt discounts at December 31, 2023 and 2022, respectively	594,038	393,915

Total liabilities	14,208,109	6,087,690

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 6,029,371 and 4,847,384 shares issued and outstanding at December 31, 2023 and 2022, respectively	6,029	4,847
Additional paid-in capital	66,014,415	58,485,602
Accumulated deficit	(58,739,995)	(55,679,562)
Total stockholders' equity	7,280,449	2,810,887

Total liabilities and stockholders' equity	$21,488,558	$8,898,577

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Quarter		For the Years
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(Unaudited)
Revenues	$9,522,445	$47,076	$16,070,924	$428,132
Cost of goods sold	6,142,926	45,004	11,189,360	308,293
Gross profit	3,379,519	2,072	4,881,564	119,839

Operating expenses:
General and administrative expenses:
Salaries and benefits	747,711	714,808	3,391,798	3,662,313
Professional services	283,767	68,349	688,023	245,546
Other general and administrative expenses	589,100	329,658	1,854,156	1,625,952
Intangible asset impairment	-	310,173	-	310,173
Goodwill impairment	-	4,887,297	-	4,887,297
Total general and administrative expenses	1,620,578	6,310,285	5,933,977	10,731,281
Depreciation and amortization	(59,335)	72,007	168,271	274,053
Total operating expenses	1,561,243	6,382,292	6,102,248	11,005,334

Net operating loss	1,818,276	(6,380,220)	(1,220,684)	(10,885,495)

Other income (expense):
Interest expense	(490,260)	(434,725)	(1,839,749)	(1,277,965)
Gain on disposal of property and equipment	-	-	-	36,392
Total other expense	(490,260)	(434,725)	(1,839,749)	(1,241,573)

Loss before income tax	1,328,016	(6,814,945)	(3,060,433)	(12,127,068)
Provision (benefit) for income taxes	-	-	-	-
Net loss	$1,328,016	$(6,814,945)	$(3,060,433)	$(12,127,068)

Weighted average common shares outstanding - basic and diluted	5,797,693	4,845,851	5,168,339	4,835,389
Net loss per common share - basic and diluted	$0.23	$(1.41)	$(0.59)	$(2.51)

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional	Common		Total
	Common Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity

Balance, December 31, 2021	4,809,070	$4,809	$54,342,027	$26,066	$(43,552,494)	$10,820,408

Common stock issued to officers and directors for services	26,059	26	76,038	(26,066)	-	49,998
Common stock issued to advisory board for services	12,255	12	29,988	-	-	30,000
Common stock options granted to officers and directors for services	-	-	645,127	-	-	645,127
Common stock options granted to employees and advisors for services	-	-	136,954	-	-	136,954
Common stock warrants granted to related parties pursuant to debt financing	-	-	2,811,138	-	-	2,811,138
Common stock warrants granted to note holders pursuant to debt financing	-	-	444,330	-	-	444,330
Net loss	-	-	-	-	(12,127,068)	(12,127,068)

Balance, December 31, 2022	4,847,384	$4,847	58,485,602	-	(55,679,562)	2,810,887

Common stock issued in private placement offering	1,161,288	1,161	6,444,687	-	-	6,445,848
Common stock issued to officers and directors for services	20,699	21	125,209	-	-	125,230
Common stock issued to advisory board for services	-	-	-	-	-	-
Common stock options granted to officers and directors for services	-	-	599,886	-	-	599,886
Common stock options granted to employees and advisors for services	-	-	111,151	-	-	111,151
Common stock warrants granted to related parties pursuant to debt financing	-	-	197,198	-	-	197,198
Common stock warrants granted to note holders pursuant to debt financing	-	-	50,682	-	-	50,682
Net loss	-	-	-	-	(3,060,433)	(3,060,433)

Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$-	$(58,739,995)	$7,280,449

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,060,433)	$(12,127,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	-	4,404
Depreciation and amortization	459,345	299,553
Non-cash amortization of right-of-use asset and liability	68,477	21,594
Gain on disposal of property and equipment	-	(36,392)
Inventory write-downs	1,398,888	-
Impairment of intangible assets	-	310,173
Impairment of goodwill	-	4,887,297
Common stock issued to officers and directors for services	125,230	49,998
Common stock awarded to advisors and consultants for services	-	30,000
Amortization of stock options	711,037	782,081
Amortization of stock warrants issued as a debt discount	1,173,986	925,839
Decrease (increase) in current assets:
Accounts receivable	(2,387,237)	(183,044)
Prepaid expenses	(425,472)	(56,635)
Inventory	(3,647,185)	(520,982)
Prepaid inventory	(465,201)	-
Security deposits	(322,616)	(14,000)
Increase (decrease) in current liabilities:
Accounts payable	400,929	173,269
Accrued interest	634,118	-
Accrued expenses	490,494	307,278
Net cash used in operating activities	(4,845,640)	(5,146,635)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds received from disposal of property and equipment	-	63,957
Purchase of property and equipment	(2,266,635)	(193,184)
Cash paid for construction in progress	-	(2,487,673)
Cash paid for intangible assets	-	(5,929)
Net cash used in investing activities	(2,266,635)	(2,622,829)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from the sale of common stock	6,445,848	-
Proceeds received from notes payable, related parties	2,400,000	4,120,000
Proceeds received from notes payable	400,000	580,000
Net cash provided by financing activities	9,245,848	4,700,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,133,573	(3,069,464)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	276,464	3,345,928
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,410,037	$276,464

SUPPLEMENTAL INFORMATION:
Interest paid	$30,017	$134,444
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of construction in progress to property and equipment	$965,208	$-
Value of debt discounts attributable to warrants	$247,880	$3,255,468

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)
Net income (loss)	$1,328,016	$(6,814,945)	$(3,060,433)	$(12,127,068)
Depreciation and amortization (gross amount)	153,253	75,666	$459,345	274,053
Interest expense	490,263	434,725	1,839,749	1,277,695
EBITDA	1,971,532	(6,304,554)	(761,339)	(10,575,320)
Stock-based compensation expense	311,601	104,514	836,266	862,079
Intangible asset impairment	-	310,173	-	310,173
Goodwill impairment	-	4,887,297	-	4,887,297
Inventory write-down	-	-	1,398,888	-
Gain on disposal of property	-	-	-	(36,392)
Adjusted EBITDA	$2,283,133	$(1,002,570)	$1,473,815	$(4,552,163)